FIRST AMENDMENT TO

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This First Amendment (this “Amendment”) to the Series A Preferred Stock Purchase Agreement entered into as of November 30, 2006 (the “Original Agreement”), by and between OcuSense, Inc., a Delaware corporation (“Company”) and OccuLogix, Inc., a Delaware corporation (“Purchaser”) is made effective this 29th day of October, 2007, by and between Company and Purchaser.

WHEREAS, pursuant to the Original Agreement, Company, among other things, sold Purchaser shares of its Series A Preferred Stock; and

WHEREAS, pursuant to Section 1.4(c) of the Original Agreement, certain payments by Purchaser to Company are to be paid upon the achievement of certain milestones, including the Second Milestone; and

WHEREAS, Company and Purchaser desire to amend and restate the definition of “Second Milestone” in the Original Agreement; and

WHEREAS, pursuant to Section 9.9 of the Original Agreement, the Original Agreement may only be amended with the written consent of Company and Purchaser.

                NOW, THEREFORE, for valuable consideration received, the receipt of which is hereby acknowledged, Company and Purchaser hereby agree as follows:

1.           The last clause of Section 1.4(c) of the Original Agreement, which commences immediately after the semi colon and which defines the term “Second Milestone,” is hereby amended and restated in its entirety to read as follows:

“and Second Milestone” means the achievement of the successful production and testing of (A) Osmolarity Beta Lab Cards and (B) the Osmolarity Beta Reader as further described on Schedule 1.4(c)(ii) hereto.”

2.           Schedule 1.4(c)(ii) to the Original Agreement is hereby amended and restated in its entirety to read as follows:

“SCHEDULE 1.4(c)(ii)

Beta Lab Cards (Osmolarity)

The Osmolarity Beta Lab Card is capable of effectively collecting 100 nanoliters of tear samples from a human subject and reliably interfacing with the Beta Reader to measure the osmolarity of the collected tears within a 3% (CV) tolerance.

Beta Reader (Osmolarity)

The Osmolarity Beta Reader demonstrates basic operation of an integrated system that includes prototype hardware and software that is able to interface to the Osmolarity Beta Lab Card and is capable of electrically measuring the Osmolarity of tears collected with the Osmolarity Beta Lab Card or referent solutions.”

3.           Except as expressly amended as provided above, the Original Agreement shall remain unmodified and in full force and effect.

4.           Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

5.           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.  Any party may execute this Amendment by facsimile signature, which shall be deemed to constitute an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:	OCUSENSE, INC.
	By:	/s/Eric Donsky
Name: Eric Donsky
Title: Chief Executive Officer

PURCHASER:	OCCULOGIX, INC.
	By:	/s/Elias Vamvakas
Name: Elias Vamvakas
Title: Chief Executive Officer

        OCUSENSE, INC.
        SIGNATURE PAGE TO
        FIRST AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT